SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

US UNWIRED INC.

(Exact name of registrant as specified in its charter)

Louisiana	000-22003	72-1457316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Lakeshore Drive, Lake Charles, Louisiana	70601
(Address of principal executive offices)	(Zip Code)

(337) 436-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On March 15, 2005, US Unwired filed with the Securities and Exchange Commission a report on Form 10-K. The filing contained a report from Ernst & Young LLP (“E&Y”), its independent registered public accounting firm, offering an unqualified opinion on management’s assessment of the effectiveness of its internal control. However, E&Y expressed an adverse opinion on the effectiveness of management’s internal control over its financial reporting. The Registrant and E&Y concluded that the Registrant’s financial restatement due to operating lease accounting and leasehold depreciation practices that was identified and remediated subsequent to December 31, 2004 was the sole issue in management’s identification of a material weakness related to its financial reporting controls. No other material weaknesses were identified by management in performing their assessment and reaching their conclusion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US UNWIRED INC. (Registrant)

Date: March 15, 2005	By:	/s/ Jerry E. Vaughn
Jerry E. Vaughn Chief Financial Officer